                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                         INTEGRATED ORTHOPAEDICS, INC.

                               WAYNE CONRAD, M.D.

                               J. PAUL LYET, M.D.

                              TIMOTHY TYMON, M.D.

                              RAYMOND PEART, M.D.

                            I. STANLEY PORTER, M.D.

                               GARY ZARTMAN, M.D.

                             MARK K. PEREZOUS, M.D.



                               DECEMBER 15, 1997

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----

1.   DEFINITIONS........................................................   1
          "Acquisition Price"...........................................   1
          "Acquired Company"............................................   1
          "Affiliate"...................................................   1
          "Applicable Contract".........................................   1
          "Best Efforts"................................................   2
          "Breach"......................................................   2
          "Buyer".......................................................   2
          "Closing".....................................................   2
          "Closing Date"................................................   2
          "Code"........................................................   2
          "Consent".....................................................   2
          "Contemplated Transactions"...................................   2
          "Contract"....................................................   3
          "Damages".....................................................   3
          "Employment Agreements".......................................   3
          "Encumbrance".................................................   3
          "Environment".................................................   3
          "Environmental, Health, and Safety Liabilities"...............   3
          "Environmental Law"...........................................   4
          "ERISA".......................................................   5
          "Existing Practice"...........................................   5
          "Facilities"..................................................   5
          "Financial Statements"........................................   5
          "GAAP"........................................................   5
          "Governmental Authorization"..................................   5
          "Governmental Body"...........................................   5
          "Hazardous Activity"..........................................   5
          "Hazardous Materials".........................................   6
          "HSR Act".....................................................   6
          "Indemnified Persons".........................................   6
          "Intellectual Property Assets"................................   6
          "Interim Financial Statements"................................   6
          "IOI".........................................................   6
          "IOI Securities"..............................................   6
          "IOI Securities Filings"......................................   6
          "IRS".........................................................   6
          "Knowledge"...................................................   6
          "Legal Requirement"...........................................   6
          "Management Services Agreement"...............................   6
          "Medical Assets"..............................................   7
          "Medical Practice"............................................   7

          "Occupational Safety and Health Law"...........................  7
          "Order"........................................................  7
          "Ordinary Course of Business"..................................  7
          "Organizational Documents".....................................  8
          "Person".......................................................  8
          "Plan".........................................................  8
          "Proceeding"...................................................  8
          "Related Person"...............................................  8
          "Release"......................................................  9
          "Representative"...............................................  9
          "Securities Act"...............................................  9
          "Sellers"......................................................  9
          "Subsidiary"...................................................  9
          "Tax".......................................................... 10
          "Tax Return"................................................... 10
          "Threat of Release"............................................ 10
          "Threatened"................................................... 10

2.   TRANSFER OF SHARES; CASH PAYMENT; CLOSING........................... 10
     2.1  Delivery by IOI................................................ 10
     2.2  Closing........................................................ 11
     2.3  Closing Obligations............................................ 11

3.   REPRESENTATIONS AND WARRANTIES OF SELLERS........................... 13
     3.1  Organization and Good Standing................................. 13
     3.2  Authority; No Conflict......................................... 13
     3.3  Capitalization................................................. 14
     3.4  Financial Statements........................................... 15
     3.5  Books and Records.............................................. 15
     3.6  Title to Properties; Encumbrances.............................. 15
     3.7  Condition and Sufficiency of Assets............................ 16
     3.8  Accounts Receivable............................................ 16
     3.9  Inventory...................................................... 16
     3.10 No Liabilities................................................. 17
     3.11 Taxes.......................................................... 17
     3.12 No Material Adverse Change..................................... 18
     3.13 Employee Benefits.............................................. 18
     3.14 Compliance with Legal Requirements; Governmental Authorizations 24
     3.15 Legal Proceedings; Orders...................................... 25
     3.16 Absence of Certain Changes and Events.......................... 26
     3.17 Contracts; No Defaults......................................... 27
     3.18 Insurance...................................................... 30
     3.19 Environmental Matters.......................................... 32
     3.20 Employees...................................................... 33
     3.21 Labor Disputes; Compliance..................................... 34
     3.22 Intellectual Property.......................................... 35

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

     3.23  Certain Payments.............................................  38
     3.24  Disclosure...................................................  38
     3.25  Relationships With Related Persons............................ 38
     3.26  Investment Representations...................................  39
     3.27  Brokers or Finders...........................................  40

4.   REPRESENTATIONS AND WARRANTIES OF BUYER............................  40
     4.1  Organization and Good Standing................................  40
     4.2  Authority; No Conflict........................................  40
     4.3  Investment Intent.............................................  41
     4.4  Certain Proceedings...........................................  41
     4.5  Brokers or Finders............................................  41
     4.6  Capital Stock.................................................  41
     4.7  SEC Filings; Financial Information............................  41
     4.8  No Material Adverse Change....................................  41
     4.9  Disclosure....................................................  42

5.   COVENANTS OF SELLERS PRIOR TO CLOSING DATE.........................  42
     5.1   Access and Investigation.....................................  42
     5.2   Operation of the Business of the Acquired Company............  42
     5.3   Negative Covenant............................................  43
     5.4   Required Approvals...........................................  43
     5.5   Notification.................................................  43
     5.6   Payment of Indebtedness by Related Persons...................  43
     5.7   No Negotiation...............................................  43
     5.8   Acquisition Audit............................................  44
     5.9   Termination of Employee Plans................................  44
     5.10  Best Efforts.................................................  44

6.   COVENANTS OF BUYER PRIOR TO CLOSING DATE...........................  44
     6.1  Approvals of Governmental Bodies..............................  44
     6.2  Best Efforts..................................................  44
     6.3  Notification..................................................  44
     6.4  Access and Investigation......................................  45

7.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE................  45
     7.1  Accuracy of Representations...................................  45
     7.2  Seller's Performance..........................................  45
     7.3  Consents......................................................  46
     7.4  Additional Documents..........................................  46
     7.5  No Proceedings................................................  46
     7.6  No Claim Regarding Stock Ownership or Sale Proceeds...........  46
     7.7  No Prohibition................................................  47

8.   CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE...............  47
     8.1  Accuracy of Representations...................................  47

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      8.2   Buyer's Performance.........................................  47
      8.3   Consents....................................................  47
      8.4   Additional Documents........................................  47
      8.5   No Injunction...............................................  48

9.   TERMINATION........................................................  48
      9.1   Termination Events..........................................  48
      9.2   Effect of Termination.......................................  48

     10.    INDEMNIFICATION; REMEDIES...................................  49
     10.1   Survival....................................................  49
     10.2   Indemnification and Reimbursement by Seller.................  49
     10.3   Indemnification and Reimbursement by Sellers - Environmental
            Matters.....................................................  50
     10.4   Indemnification and Reimbursement by Buyer..................  51
     10.5   Time Limitations............................................  51
     10.6   Limitations on Amount - Seller..............................  51
     10.7   Limitations on Amount - Buyer...............................  52
     10.8   Procedure for Indemnification - Direct Claims...............  52
     10.9   Procedure for Indemnification - Third Party Claims..........  52

     11.    GENERAL PROVISIONS..........................................  53
     11.1   Noncompetition..............................................  53
     11.2   Expenses....................................................  54
     11.3   Public Announcements........................................  54
     11.4   Notices.....................................................  54
     11.5   Jurisdiction; Service of Process............................  55
     11.6   Further Assurances..........................................  55
     11.7   Waiver......................................................  55
     11.8   Entire Agreement and Modification...........................  55
     11.9   Schedule....................................................  56
     11.10  Assignments, Successors, and No Third-Party Rights..........  56
     11.11  Severability................................................  56
     11.12  Section Headings, Construction..............................  56
     11.13  Time of Essence.............................................  56
     11.14  Governing Law...............................................  56
     11.15  Counterparts................................................  56
     11.16  Tax Returns.................................................  56
     11.17  Confidentiality.............................................  57
     11.18  Willow Valley...............................................  57
     11.19  Pennsylvania Securities Laws................................  57

SCHEDULE I       MEDICAL CONTRACTS
SCHEDULE 2.1(d)  ASSUMED LIABILITIES
SCHEDULE 3.1     CORPORATE INFORMATION
SCHEDULE 3.2(b)  CONFLICT
EXHIBIT 3.3      CAPITALIZATION

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

SCHEDULE 3.6          REAL PROPERTY
SCHEDULE 3.9          INVENTORY
SCHEDULE 3.11         TAXES
SCHEDULE 3.13(b)(i)   COMPANY PLANS, COMPANY OTHER BENEFIT OBLIGATION
SCHEDULE 3.13(b)(ii)  ERISA AFFILIATES
SCHEDULE 3.13(b)(iii) MULTI-EMPLOYER PLANS
SCHEDULE 3.13(b)(iv)  POST RETIREMENT BENEFITS
SCHEDULE 3.14         COMPLIANCE
SCHEDULE 3.15         LEGAL PROCEEDINGS
SCHEDULE 3.16         ABSENCE OF CHANGES
SCHEDULE 3.17(a)      APPLICABLE CONTRACTS
SCHEDULE 3.17(b)      EXCEPTIONS
SCHEDULE 3.17(c)      EXCEPTIONS
SCHEDULE 3.17(d)      EXCEPTIONS
SCHEDULE 3.18(b)      SELF-INSURANCE & RISK-TAKING
SCHEDULE 3.18(c)      LOSS EXPERIENCE
SCHEDULE 3.18(d)      INSURANCE POLICIES
SCHEDULE 3.19         ENVIRONMENTAL MATTERS
SCHEDULE 3.20(a)      EMPLOYEES, OFFICERS, AND DIRECTORS
SCHEDULE 3.20(e)      DEPARTING EMPLOYEES, OFFICERS, AND DIRECTORS
SCHEDULE 3.20(f)      SEVERANCE AGREEMENTS
SCHEDULE 3.22(c)(ii)  WORKERS NOT FOR HIRE
SCHEDULE 3.22(b)      INTELLECTUAL PROPERTY
SCHEDULE 3.22(d)      PATENTS
SCHEDULE 3.22(e)      TRADEMARKS
SCHEDULE 3.22(f)      COPYRIGHTS
SCHEDULE 3.25         RELATED PERSONS
SCHEDULE 3.26(f)      PRIVATE PLACEMENT MEMORANDUM
SCHEDULE 3.26(f)(ii)  IOI SECURITIES FILINGS
SCHEDULE 3.26(g)      PENNSYLVANIA SECURITIES ACT
SCHEDULE 4.2(b)       BUYER AUTHORITY
SCHEDULE 4.8          MATERIAL ADVERSE CHANGE
EXHIBIT 5.6           RELATED PERSONS
EXHIBIT 7.4(a)        SELLERS' LEGAL OPINION
EXHIBIT 7.4(c)        CONSENT AND ESTOPPEL CERTIFICATE (FOR LEASE)
EXHIBIT 7.4(e)        LANDLORD'S CONSENT AND ESTOPPEL CERTIFICATE(FOR LEASE)
EXHIBIT 7.4(g)        LANDLORD'S CONSENT AND ESTOPPEL CERTIFICATE(FOR LEASE)
EXHIBIT 7.4(k)        SUBLESSEE'S CONSENT AND ESTOPPEL CERTIFICATE(FOR LEASE)
EXHIBIT 8.4(a)        BUYER'S LEGAL OPINION
EXHIBIT 11.18(a)      FORM OF ASSIGNMENT OF LEASE
EXHIBIT 11.18(b)      FORM OF LANDLORD CONSENT

                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement ("Agreement") is made as of December 15, 1997 by and between Integrated Orthopaedics, Inc. ("IOI") ("Buyer"), Wayne Conrad, M.D., J. Paul Lyet, M.D., Timothy Tymon, M.D., Raymond Peart, M.D., I. Stanley Porter, M.D., Gary Zartman, M.D., and Mark K. Perezous, M.D. as the direct or indirect beneficial owners of the Acquired Company (collectively the "Sellers" and individually "Conrad," "Lyet," "Tymon," "Peart," "Porter," "Zartman" and "Perezous" respectively).

                                    RECITALS

     WHEREAS, Sellers own all of the issued and outstanding capital stock or interests of the Acquired Company;

     WHEREAS, IOI is a publicly traded company; and

     WHEREAS, Sellers wish to sell and IOI wishes to buy all of the issued and outstanding interests and capital stock of the Acquired Company in exchange for the Acquisition Price and the other consideration set forth in this Agreement on the terms set forth in this Agreement.

     The parties, intending to be legally bound, agree as follows:

     1.   DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

     "ACQUISITION PRICE" -- that combination of cash, stock, and other consideration referenced in Section 2.1, and for purposes of Zartman and Perezous that combination of cash and stock to be delivered to Zartman and Perezous pursuant to that certain Option Agreement with Zartman and that certain Option Agreement with Perezous of even date herewith.

     "ACQUIRED COMPANY" -- IOI Management Services of Pennsylvania, Inc., a Pennsylvania business corporation and its predecessor, the Existing Practice, including but not limited to Medical Assets.

     "AFFILIATE" -- any Person, other than an individual or Governmental Body, that controls, is controlled by, or under common control with another Person, other than an individual or Governmental Body.

     "APPLICABLE CONTRACT" -- any Contract (a) under which Acquired Company has or may acquire any rights, (b) under which Acquired Company has or may become subject to any obligation or liability, or (c) by which Acquired Company or any of the assets owned or used by Acquired Company is or may become bound.

     "BEST EFFORTS" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that a Person required to use his Best Efforts under this Agreement will not be required to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

     "BREACH" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

     "BUYER" -- as defined in the first paragraph of this Agreement.

     "CLOSING" -- as defined in Section 2.2.

     "CLOSING DATE" -- the date and time as of which the Closing actually takes place.

     "CODE" -- the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "CONSENT" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "CONTEMPLATED TRANSACTIONS" -- all of the transactions contemplated by this Agreement, including:

          (a) the sale of the accounts receivable of the Existing Practice to IOI immediately before the conversion;

          (b) the creation of Medical Practice by the Sellers and the sale of pharmaceuticals from the Existing Practice to Medical Practice (including the assumption of all liabilities and obligations, known or unknown contingent or otherwise, relating to the pharmaceuticals) on or before the Closing Date;

          (c) the assignment of certain office leases from the Existing Practice to the Acquired Company contemporaneous with its conversion;

          (d) the conversion of Existing Practice by the Sellers into the Acquired Company, a business corporation;

          (e) the execution of a Management Services Agreement between Medical Practice and the Acquired Company;

          (f) delivery by the Sellers of all the issued and outstanding capital stock of the Acquired Company to IOI (or in the case of Perezous and Zartman, delivery to a trust);

          (g) the payment by IOI to Conrad, Lyet, Tymon, Peart, Porter, Zartman and Perezous of the Acquisition Price (or in the case of Perezous and Zartman, delivery to a trust);

          (h) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement;

          (i) IOI's acquisition, ownership, and the exercise of control over the Acquired Company; and

          (j) the sale of Medical Assets by the Acquired Company to Medical Practice.

     "CONTRACT" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "DAMAGES" -- as defined in Section 10.2.

     "EMPLOYMENT AGREEMENTS" -- as defined in Section 2.3.

     "ENCUMBRANCE" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership.

     "ENVIRONMENT" -- soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and relating to:

          (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

          (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resources damages; or

          (d) any other compliance, corrective, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action" will include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA").

          "ENVIRONMENTAL LAW" -- any Legal Requirement designed:

          (a) to advise appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations or discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

          (b) to prevent or acceptably minimize the release of pollutants or hazardous substances or materials into the Environment;

          (c) to reduce the quantities, prevent the release, and minimize the hazardous characteristics of wastes that are generated;

          (d) to assure that products are designed, formulated, packaged, or used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

          (e)  to protect resources, species, or ecological amenities;

          (f) to acceptably minimize the risks inherent in transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

          (g) to clean up pollutants that have been released, prevent the threat of release, or pay the costs of such clean up or prevention; or

          (h) to make responsible parties pay private parties, or groups of them, for damages done to their health or Environment, or to permit self-appointed representatives of the public interest to recover for injuries done to public assets.

          "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "EXISTING PRACTICE" --  Lancaster Orthopedic Group, Inc.

          "FACILITIES" -- any real property, leaseholds, or other interests currently or formerly owned or operated by the Acquired Company (or any predecessor Person) and any buildings, plants, structures, or equipment currently or formerly owned, leased, or operated by the Acquired Company (or any predecessor Person).

          "FINANCIAL STATEMENTS" --  as defined in Section 3.4.

          "GAAP" -- generally accepted United States accounting principles, applied on a consistent basis, on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

          "GOVERNMENTAL AUTHORIZATION" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirements.

          "GOVERNMENTAL BODY" -- any:

          (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b)  federal, state, local, municipal, foreign, or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

          (d)  multi-national organization or body; or

          (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

          "HAZARDOUS ACTIVITY" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Company.

          "HAZARDOUS MATERIALS" -- any substance that is now or will foreseeably be listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

          "HSR ACT" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "INDEMNIFIED PERSONS" -- as defined in Section 10.2.

          "INTELLECTUAL PROPERTY ASSETS" -- as defined in Section 3.22.

          "INTERIM FINANCIAL STATEMENTS" -- as defined in Section 3.4.

          "IOI" -- Integrated Orthopaedics, Inc.

          "IOI SECURITIES" -- shall mean collectively IOI Common Stock.

          "IOI SECURITIES FILINGS" -- as defined in Section 3.26.

          "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

          "KNOWLEDGE" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter or a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting the business of the Acquired Company.

     A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

          "LEGAL REQUIREMENT" -- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

          "MANAGEMENT SERVICES AGREEMENT" -- that one certain contract of even date herewith between Medical Practice and the Acquired Company, in a form approved by Buyer.

          "MEDICAL ASSETS" -- the following assets and their associated liabilities and obligations belonging to Acquired Company to be sold to Medical Practice as part of the Contemplated Transactions:

          (a) all names, trade names, assumed names, trademarks, and service marks, (or variations thereof), including, but not limited to, the names "Lancaster Orthopedic Group, Inc.," "Lancaster Orthopedic Center, " "Lancaster Arthroscopy Center," "The Lancaster Hand Center," "Lancaster Pedorthic Center," "Lancaster Foot Center," "Mid-Atlantic Arthroscopy Center," and any derivations thereof;

          (b) all interest in those commitments, Contracts, leases, and agreements described on Schedule I hereto;

          (c) all warranties and guaranties of manufacturers, contractors, Sellers, or suppliers, if any, that pertain to these Medical Assets; and

          (d) subject to the laws of patient confidentiality, all patient medical records including patient billing records and files existing prior to the Closing Date.

          "MEDICAL PRACTICE" -- Lancaster Orthopedic Group, P.C. to be formed as part of the Contemplated Transactions and whose shareholders are to be Conrad, Lyet, Tymon, Peart, Porter, Zartman, and Perezous.

          "OCCUPATIONAL SAFETY AND HEALTH LAW" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

          "ORDER" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

          "ORDINARY COURSE OF BUSINESS" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority), is not required to be specifically authorized by the parent company (if any) of such Person, and does not require any other separate or special authorization of any nature; and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

          "ORGANIZATIONAL DOCUMENTS" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

          "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

          "PLAN" -- as defined in Section 3.13.

          "PROCEEDING" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

          "RELATED PERSON" -- with respect to a particular individual:

          (a)  each other member of such individual's Family;

          (b) any Person that is directly or indirectly controlled by such individual or any one or more members of such individual's Family;

          (c) any Person in such which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

          (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (b)  any Person that holds a Material Interest in such specified
               Person;

          (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          (d)  any Person in which such specified Person holds a Material
               Interest;

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

          (e)  any Related Person of any individual described in Clause (b) or
               (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

          "RELEASE" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment.

          "REPRESENTATIVE" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

          "SECURITIES ACT" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "SELLERS" -- as defined in the first paragraph of this Agreement.

          "SUBSIDIARY" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

          "TAX" -- any tax (including any excise tax, payroll tax, income tax, capital gains tax, value added tax, sales or use tax, franchise tax, property or inventory tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body.

          "TAX RETURN" -- any return (including an information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

          "THREAT OF RELEASE" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

          "THREATENED" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

     2.   TRANSFER OF SHARES; CASH PAYMENT; CLOSING

     2.1 DELIVERY BY IOI. Subject to the terms and conditions of this Agreement, at the Closing Sellers will sell and transfer to IOI all of the outstanding shares of common stock of the Acquired Company and IOI undertakes the following:

     (a) the delivery by IOI of a total of 258,930 shares of IOI common stock, 51,786 shares of which are to be delivered to Conrad, 51,786 shares of which are to be delivered to Lyet, 51,786 shares of which are to be delivered to Tymon, 51,786 shares of which are to be delivered to Peart, and 51,786 shares of which are to be delivered to Porter;

     (b) the delivery of a put and call option between Buyer and Perezous for the sale of all shares of the Acquired Company held by Perezous in exchange for 51,786 shares of IOI common stock and $1,271,429 cash, and the delivery of a put and call option between Buyer and Zartman for the sale of all shares of the Acquired Company held by Perezous in exchange for 51,786 shares of IOI common stock and $1,271,429 cash.

     (c) the delivery by IOI to Conrad of cash in the amount of $1,271,429, to Lyet cash in the amount of $1,271,429, to Tymon cash in the amount of $1,271,429, to Peart cash in the amount of $1,271,429, and to Porter cash in the amount of $1,271,429; and

     (d)  the assumption by IOI of those liabilities identified as such on
          Schedule 2.1(d), which are represented by Sellers to be, in the aggregate, not in excess of $0.00.

     2.2 CLOSING. The purchase and sale (the "Closing") provided for in this Agreement will take place in Lancaster, Pennsylvania on the later of (i) December 15, 1997 and (ii) the date that is two business days following the termination of the applicable waiting period under the HSR Act, or at such other time and place as the parties may mutually agree. Subject to the provisions of
Section 9, failure to consummate the purchase and sale provided for in this

Agreement on the date and time and at the place determined pursuant to this
Section 2.2 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     2.3  CLOSING OBLIGATIONS.  At the Closing:

     (a) Sellers will or cause a third party to deliver to or exchange with
Buyer:

          (i) fully executed bills of sale and assignment from Existing Practice to IOI of the accounts receivable of the Existing Practice;

          (ii) articles of incorporation as filed with the Pennsylvania Department of State of Medical Practice together with an original duplicate of the corporate bylaws, fully executed option agreement, an original duplicate of the buy-sell agreement, and an original duplicate of the written consent in lieu of initial organizational meeting;

          (iii) fully executed bill of sale transferring to Medical Practice pharmaceuticals of the Existing Practice;

          (iv) evidence of the Management Services Agreement between Medical Practice and the Acquired Company;

          (v) fully executed terminations and mutual releases of all existing agreements between each Seller and the Existing Practice, effective as of the Closing Date;

          (vi) evidence of the termination of all the employees of the Existing Practice except as set forth on Schedule 3.20(e);

          (vii) fully executed employment agreements between Medical Practice and Wayne Conrad, M.D., J. Paul Lyet, M.D., Timothy Tymon, M.D., Raymond Peart, M.D., I. Stanley Porter, M.D., Gary Zartman, M.D., Mark K. Perezous, M.D., and fully executed Assignment and Assumption of Physician Employment Agreements among Medical Practice, Existing Practice and Charles M. Evans, M.D., Warren J. Robbins, M.D., Benjamin S. Warfel, II, M.D., and Steve Lawrence, M.D., effective as of the Closing Date;

          (viii) articles of amendment as filed with the Pennsylvania Department of State for the Existing Practice to have been converted into the Acquired Company, together with all corporate tax and financial records and books of the Acquired Company including, but not limited to articles of incorporation as filed with the Pennsylvania Department of State, corporate bylaws, and corporate minutes and resolutions of the board of directors and shareholders;

          (ix) written resignations of the directors and officers of the Acquired Company;

          (x) with the exception of those shares held by Zartman and Perezous, certificates representing all the outstanding and issued capital stock of the Acquired Company, duly endorsed (or accompanied by duly executed stock powers), for transfer to IOI together with all corporate records and books of the Acquired Company including, but not limited to articles of incorporation as filed with the Pennsylvania Department of State, corporate bylaws, and corporate minutes and resolutions of the board of directors and shareholders;

          (xi) a certificate executed by Sellers representing and warranting to Buyer that each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Schedules that were delivered by Sellers to Buyer prior to the Closing Date in accordance with Section 5.5); and

          (xii) the delivery of a put and call option between Buyer and Perezous for the sale of all shares of the Acquired Company held by Perezous in exchange for 51,786 shares of IOI common stock and $1,271,429 cash, and the delivery of a put and call option between Buyer and Zartman for the sale of all shares of the Acquired Company held by Perezous in exchange for 51,786 shares of IOI common stock and $1,271,429 cash.

     (b)  Buyer will deliver or exchange:

          (i) the Acquisition Price (except that certificates of IOI common stock may be issued by Buyer up to fifteen (15) working days after the Closing Date);

          (ii) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date;

          (iii) a fully executed bill of sale transferring to Medical Practice the Medical Assets and certain other assets of the Acquired Company.

     3.   REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers represent to Buyer as follows:

     3.1  ORGANIZATION AND GOOD STANDING.

     (a) Schedule 3.1 contains a complete and accurate list for the Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). The Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

     (b) Sellers have delivered to Buyer copies of the Organizational Documents of the Acquired Company, as currently in effect.

     3.2  AUTHORITY; NO CONFLICT.

     (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers enforceable against them in accordance with its terms. Upon the execution and delivery or exchange by Sellers or the Acquired Company of this Agreement and the documents set forth in Sections 2.3, 7.4, and otherwise (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against them in accordance with their respective terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing Documents.

     (b) Except as set forth in Schedule 3.2(b), neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Acquired Company, or (B) any resolution adopted by the board of directors or the stockholders of the Acquired Company;

          (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Acquired Company or any Seller, or any of the assets owned or used by the Acquired Company, may be subject;

          (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, the Acquired Company;

          (iv) cause IOI or the Acquired Company to become subject to, or to become liable for the payment of, any Tax payable by Sellers as a result of this transaction as contemplated by this Agreement (except taxes based upon the income of Buyer);

          (v) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person (except Sellers) the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

          (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Acquired Company.

Except as set forth in Schedule 3.2(b), no Seller or Acquired Company is or will be required to give any notice to or obtain Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     (c) Sellers are acquiring IOI shares for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Except with respect to Perezous, each Seller is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

     3.3 CAPITALIZATION. The authorized equity securities of the Acquired Company are as reflected on Exhibit 3.3, which also reflects that portion thereof which are issued and outstanding and the par value thereof, the record and beneficial ownership of all such issued and outstanding shares. Sellers are and will be on the Closing Date the record and beneficial owners and holders of all such issued and outstanding shares, free and clear of all Encumbrances. All of the outstanding equity securities and other securities of the Acquired Company are owned of record and beneficially by the Acquired Company or Sellers, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Acquired Company. All of the outstanding equity securities of the Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Acquired Company. None of the outstanding equity securities or other securities of the Acquired Company was issued in violation of the Securities Act or any other applicable state or federal securities laws or any other Legal Requirement. The Acquired Company does not own, nor has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Company) or any direct or indirect equity or ownership interest in any other business.

     3.4 FINANCIAL STATEMENTS. Sellers have delivered to Buyer: (a) audited balance sheets of the Acquired Company at December 31, 1996 and 1995, and the related statements of income, changes in stockholders' equity, and changes in cash for each of the fiscal years then ended (the "Financial Statements"), and
(b) an audited balance sheet and the related statements of income, changes in stockholders' equity, and changes in cash of the Acquired Company as of October 31, 1997 (the "Interim Financial Statements") in each case with the notes and with the reports thereon of independent certified public accountants admitted to practice before the Securities and Exchange Commission. Such financial statements and notes fairly present the financial condition, revenues, expenses, changes in stockholders' equity and cash position, and the results of operations of the Acquired Company as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Acquired Company are required by GAAP to be included in the financial statements of the Acquired Company.

     3.5 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Acquired Company, all of which have been made available to Buyer, are complete and accurate and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute book of the Acquired Company contains accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute book. At the Closing, the book and records will be in the possession of the Acquired Company.

     3.6 TITLE TO PROPERTIES; ENCUMBRANCES. Schedule 3.6 contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Acquired Company. Sellers have delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Acquired Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Sellers or the Acquired Company and relating to such property or interests. The Acquired Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own located in the facilities owned or operated by the Acquired Company or reflected as owned in the books and records of the Acquired Company, including all of the properties and assets reflected in the Financial Statements and the Interim Financial Statements (except for assets held under capitalized leases disclosed or not required to be disclosed in
Schedule 3.6 and personal property sold since the date of the Financial Statements and the Interim Financial Statements, as the case may be, in the Ordinary Course of Business or as set forth in the Contemplated Transactions), and all of the properties and assets purchased or otherwise acquired by the Acquired Company since the date of the Financial Statements (except for personal property acquired and sold since the date of the Financial Statements in the Ordinary Course of Business and consistent with past practice) which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Schedule 3.6. All material properties and assets reflected in the Financial Statements and the Interim Financial Statements are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Financial Statements or the Interim Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Acquired Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by the Acquired Company lie wholly within the boundaries of the real property owned by the Acquired Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

     3.7 CONDITION AND SUFFICIENCY OF ASSETS. The buildings, plants, structures, and equipment of the Acquired Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Acquired Company are sufficient for the continued conduct of the Acquired Company's businesses after the Closing in substantially the same manner as conducted prior to the Closing.

     3.8 ACCOUNTS RECEIVABLE. As of the Closing Date all accounts receivable of the Acquired Company (formerly the Existing Practice) have been sold to IOI under separate terms and conditions of Accounts Receivable Bills of Sale and Assignment of even date herewith and the cash proceeds from such sales distributed to Sellers. There are no accounts receivable of the Acquired Company to be sold to IOI under this Stock Purchase Agreement.

     3.9 INVENTORY. All inventory of the Acquired Company, whether or not reflected in the Financial Statements or the Interim Financial Statements, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements or the Interim Financial Statements or on the accounting records of the Acquired Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market net realizable value on a first in, first out basis. Except as set forth in
Schedule 3.9, the quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Company.

     3.10 NO LIABILITIES. Except as set forth in Schedule 2.1(d), the Acquired Company has no liabilities, guaranties or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise).

     3.11 TAXES.

     (a) The Acquired Company has filed or caused to be filed (on a timely basis) all Tax Returns that are or were required to be filed by or with respect to the Acquired Company, separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Sellers have delivered to Buyer copies of, and Schedule 3.11 contains a complete and accurate list of, all such Tax Returns filed since January 1, 1990. The Acquired Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the Acquired Company, except such Taxes, if any, as are listed in Schedule 3.11 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Financial Statements and the Interim Financial Statements.

     (b) The United States federal and state income Tax Returns of the Acquired Company subject to such Taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 1994. Schedule 3.11 contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Schedule 3.11, are being contested in good faith by appropriate proceedings. Schedule 3.11 describes all adjustments to the United States federal income Tax Returns filed by the Acquired Company or any group of corporations including the Acquired Company for all taxable years since 1990, and the resulting deficiencies proposed by the IRS. Except as described in
Schedule 3.11, the Acquired Company has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Acquired Company or for which the Acquired Company may be liable.

     (c) The charges, accruals, and reserves with respect to Taxes on the respective books of the Acquired Company are adequate (determined in accordance with GAAP) and are at least equal to the Acquired Company's liability for Taxes. There exists no proposed tax assessment against the Acquired Company except as disclosed in the Financial Statements, Interim Financial Statements, or in
Schedule 3.11. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by the Acquired Company. All Taxes that the Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

     (d) All Tax Returns filed by (or that include on a consolidated basis) the Acquired Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Acquired Company after the date of this Agreement. The Acquired Company, within the five-year period preceding the Closing Date, has not been part of a consolidated federal income tax return.

     (e) The Acquired Company has filed or caused to be filed all federal excise tax returns that are or were required to be filed and the Acquired Company has paid, or made provision for the payment of, all excise taxes that have or may have become due pursuant to those Tax Returns or otherwise or pursuant to any assessment received by the Acquired Company, except for those as to which are being contested in good faith (as listed in Schedule 3.11) or those as to which adequate reserve has been provided in the Financial Statements or the Interim Financial Statements.

     3.12 NO MATERIAL ADVERSE CHANGE. Since the date of the Financial Statements, or the Interim Financial Statements, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

     3.13 EMPLOYEE BENEFITS.

     (a) As used in this Section 3.13, the following terms have the meanings set forth below.

     "Company Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by the Acquired Company or an ERISA Affiliate of the Acquired Company.

     "Company Plan" means all Plans of which the Acquired Company or an ERISA Affiliate of the Acquired Company is or was a Plan Sponsor, or to which the Acquired Company or an ERISA Affiliate of the Acquired Company otherwise contributes or has contributed, or in which the Acquired Company or an ERISA Affiliate of the Acquired Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

     "Multi-Employer Plan"  has the meaning given in ERISA (S) 3(37)A.

     "Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of Code (S) 132.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Pension Plan" has the meaning given in ERISA (S) 3(2)(A).

     "Plan" has the meaning given in ERISA (S) 3(3).

     "Plan Sponsor" has the meaning given in ERISA (S) 3(16)(B).

     "Qualified Plan" means any Plan that meets or purports to meet the requirements or Code (S) 401(a).

     "Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. (S) 1301 et seq.

     "VEBA" means voluntary employees' beneficiary association under Code (S) 501(c)(9).

     "Welfare Plan" has the meaning given in ERISA (S) 3(1).

     (b) (i) Schedule 3.13(b)(i) contains a complete and accurate list of all Company Plans, Company Other Benefit Obligations, and Company VEBAs, and identifies as such all Company Plans that are (A) defined benefit Pension Plans, (B) Qualified Plans, (C) Title IV Plans, or (D) Multi-Employer Plans.

          (ii) Schedule 3.13(b)(ii) contains a complete and accurate list of (A) all ERISA Affiliates of the Acquired Company, and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

          (iii) Schedule 3.13(iii) sets forth, for each Multi-Employer Plan, as of its last valuation date, the amount of potential withdrawal liability of the Acquired Company and the Acquired Company's other ERISA Affiliates, calculated according to information made available pursuant to ERISA (S) 4221(e).

          (iv) Schedule 3.13(iv) sets forth a calculation of the liability of the Acquired Company for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether the Acquired Company is required by this Statement to disclose such information.

          (v) Schedule 3.13(b)(iii) sets forth the financial cost of all obligations owed under any Company Plan or Company Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

     (c) Sellers have delivered to Buyer:

          (i) all documents that set forth the terms of each Company Plan, Company Other Benefit Obligation, Company VEBA and of any related trust and any related funding obligation, including (A) all plan descriptions and summary plan descriptions of Company Plans for which Sellers or the Acquired Company are required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans and, Company Other Benefit Obligations and Company VEBAs for which a plan description or summary plan description is not required;

          (ii) all current personnel, payroll, and employment manuals and policies;

          (iii) any collective bargaining agreements pursuant to which contributions have been or are being made or obligations incurred (including both pension and welfare benefits) by the Acquired Company and the ERISA Affiliates of the Acquired Company;

          (iv) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

          (v) all registration statements filed with respect to any Company
     Plan;

          (vi) all insurance policies purchased by or to provide benefits under any Company Plan;

          (vii) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

          (viii) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan, Company Other Benefit Obligation or Company VEBA;

          (ix) all notifications to employees of their rights under ERISA (S) 601 et seq. and IRC (S) 4980B;

          (x) the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants;

          (xi) all notices that were given by or to the IRS, the PBGC, or the Department of Labor to the Acquired Company, any ERISA Affiliate of the Acquired Company, or any Company Plan within the four years preceding the date of this Agreement;

          (xii) with respect to Qualified Plans and VEBAs, the most recent determination letter for each Plan of the Acquired Company that is a Qualified Plan; and

          (xiii) with respect to Title IV Plans, the Form PBGC-1 filed for each of the three most recent plan years.

     (d) (i) The Acquired Company has performed all of its respective obligations under all Company Plans and Company Other Benefit Obligations. The Acquired Company has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans, VEBAs, and Obligations that have accrued but are not due.

          (ii) No statement, either written or oral, has been made by the Acquired Company to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to the Acquired Company or to Buyer.

          (iii) The Acquired Company, with respect to all Company Plans, Company Other Benefits Obligations, and Company VEBAs, is, and each Company Plan, Company Other Benefit Obligation, and Company VEBAs, is, in full compliance with ERISA, the

     Code, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.13, and with any applicable collective bargaining agreement.

               (A) No transaction prohibited by ERISA (S) 406 and no "prohibited transaction" under Code (S) 4975(c) have occurred with respect to any Company Plan.

               (B) No Seller or Acquired Company has any liability to the IRS with respect to any Plan.

               (C)  No Seller or Acquired Company has any liability under ERISA
                    (S) 502 or (S) 4071.

               (D) All filings required by ERISA and the IRC as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

               (E) All contributions and payments made or accrued with respect to all Company Plans, Company Other Benefit Obligations, and Company VEBAs are deductible under Code (S) 162 or (S) 404. No amount, or any asset of any Company Plan, is subject to tax as unrelated business taxable income.

          (iv) Each Company Plan can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

          (v) To Sellers or the Acquired Company's Knowledge, no event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

          (vi) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan or Company Other Benefit Obligation, is pending or, to Sellers' Knowledge, is Threatened.

          (vii) Each Qualified Plan of the Acquired Company is qualified in form and operation under Code (S) 401(a); each trust or Company VEBA for each such Plan is exempt from federal income tax under Code (S) 501(a). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

          (viii) The Acquired Company and each ERISA Affiliate of the Acquired Company has met the minimum funding standard, and has made all contributions required, under ERISA (S) 302 and IRC (S) 402.

          (ix) No Company Plan is subject to Title IV of ERISA.

          (x) The Acquired Company has paid all amounts due to the PBGC pursuant to ERISA (S) 4007.

          (xi) Neither the Acquired Company nor any ERISA Affiliate of the Acquired Company has ceased operations at any facility or has withdrawn from any Title IV Plan in a manner that would subject any entity or Sellers to liability under ERISA (S) 4062(e), (S) 4063, or (S) 4064.

          (xii) Except as contemplated by Section 5.9, neither Acquired Company nor any ERISA Affiliate of the Acquired Company has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted proceedings to treat any Company Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under ERISA (S) 4042 for the termination of, or the appointment of a trustee to administer, any Company Plan.

          (xiii) No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA (S) 307 or IRC (S) 401(a)(29).

          (xiv) No accumulated funding deficiency, whether or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan.

          (xv) The actuarial report for each Pension Plan of the Acquired Company and each ERISA Affiliate of the Acquired Company fairly presents the financial condition and the results of operations of each such Plan in accordance with GAAP.

          (xvi) Since the last valuation date for each Pension Plan of the Acquired Company and each ERISA Affiliate of the Acquired Company, no event has occurred or circumstance exists that would increase the amount of benefits under any such Plan or that would cause the excess of Plan assets over benefit liabilities (as defined in ERISA (S) 4001) to decrease, or the amount by which benefit liabilities exceed assets to increase.

          (xvii) No reportable event (as defined in ERISA (S) 4043 and in regulations issued thereunder) has occurred.

          (xviii) Neither the Sellers nor Acquired Company has Knowledge of any facts or circumstances that may give rise to any liability of any Seller, the Acquired Company, or Buyer to the PBGC under Title IV of ERISA.

          (xix) Neither the Acquired Company nor any ERISA Affiliate of the Acquired Company has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multi-Employer Plan.

          (xx) Neither the Acquired Company nor any ERISA Affiliate of the Acquired Company has withdrawn from any Multi-Employer Plan with respect to which there is any outstanding liability as of the date of this Agreement. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multi-Employer Plan that could result in any liability of either the Acquired Company or Buyer to a Multi-Employer Plan.

          (xxi) Neither the Acquired Company nor any ERISA Affiliate of the Acquired Company has received notice from any Multi-Employer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Plan intends to terminate or has terminated.

          (xxii) No Multi-Employer Plan to which the Acquired Company or any ERISA Affiliate of the Acquired Company contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

          (xxiii) Except to the extent required under ERISA (S) 601 et seq. and Code (S) 4980B, the Acquired Company provides no health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

          (xxiv) The Acquired Company has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

          (xxv) Sellers and the Acquired Company have complied with the provisions of ERISA (S) 601 et seq. and Code (S) 4980B.

          (xxvi) No payment that is owed or may become due to any director, officer, employee, or agent of the Acquired Company will be nondeductible to the Acquired Company or subject to tax under Code (S) 280G or (S) 4999; nor will the Acquired Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

          (xxvii) The consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit.

     3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

     (a) Except as set forth in Schedule 3.14:

          (i) the Acquired Company is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

          (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Acquired Company of, or a failure on the part of the Acquired Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

          (iii) the Acquired Company has not received at any time any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (b) Schedule 3.14 contains a complete and accurate list of each Governmental Authorization that is held by the Acquired Company or that otherwise relates to the business of, or to any of the assets owed or used by, the Acquired Company. Each Governmental Authorization listed or required to be listed in Schedule 3.14 is valid and in full force and effect. Except as set forth in Schedule 3.14:

          (i) the Acquired Company is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.14;

          (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.14, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 3.14;

          (iii) the Acquired Company has not received at any time any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

          (iv) all applications required to have been filed for the renewal of the Government Authorizations listed or required to be listed in Schedule
     3.14 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Schedule 3.14 collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Acquired Company to own and use its assets in the manner in which it currently owns and uses such assets.

     3.15 LEGAL PROCEEDINGS; ORDERS.

     (a) Except as set forth in Schedule 3.15, there is no pending Proceeding:

          (i) that has been commenced by or against the Acquired Company or any Seller or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Acquired Company; or

          (ii) That challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of Sellers and the Acquired Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstances exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 3.15;

     The Proceedings listed in Schedule 3.15 will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Acquired Company.

     (b) Except as set forth in Schedule 3.15:

          (i) there is no Order to which the Acquired Company, or any of the assets owned or used by the Acquired Company, is subject;

          (ii) no Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, the Acquired Company; and

          (iii) to the Knowledge of Sellers and the Acquired Company, no officer, director, agent, or employee of the Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Acquired Company.

     (c) Except as set forth in Schedule 3.15:

          (i) the Acquired Company is, and at all times has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

          (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Acquired Company, or any of the assets owned or used by the Acquired Company, is subject; and

          (iii) the Acquired Company has not received at any time any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Acquired Company, or any of the assets owned or used by the Acquired Company, is or has been subject.

     3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS.    Except as set forth in
Schedule 3.16 or as set forth in the Contemplated Transactions, since the date of the Interim Financial Statements, the Acquired Company has conducted its business only in the Ordinary Course of Business and there has not been any:

     (a) change in the Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

     (b) amendment to the Organizational Documents of the Acquired Company (except as set forth in the Contemplated Transactions);

     (c) except as to a distribution of all or a portion of the proceeds to Sellers from the transaction set forth in (a) of the definition of Contemplated Transactions, payment or increase by the Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

     (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Acquired Company;

     (e) damage to or destruction or loss of any asset or property of the Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Company, taken as a whole;

     (f) entry into, termination of, or receipt of notice of termination of (i) any license, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by the Acquired Company taken together of at least $5,000;

     (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets (except as set forth in the Contemplated Transactions);

     (h) cancellation or waiver of any claims or rights with a value to the Acquired Company taken together in excess of $5,000;

     (i) incurrence of any indebtedness, assumption of any liability, or issuance of any guarantee of the indebtedness or liability of a Person;

     (j) change in the accounting methods used by the Acquired Company; or

     (k) agreement, whether oral or written, by the Acquired Company to do any of the foregoing.

     3.17 CONTRACTS; NO DEFAULTS.

     (a) Schedule 3.17(a) contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

          (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Acquired Company taken together or to the Acquired Company taken together of an amount or value in excess of $5,000;

          (ii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Acquired Company taken together in excess of $5,000;

          (iii) each lease, rental or occupancy agreement, license, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases having a value per item or aggregate payments of less than $5,000 and with terms of less than one year);

          (iv) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure any of the Intellectual Property Assets;

          (v) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees relating to wages, hours, and other conditions of employment;

          (vi) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Acquired Company with any other Person;

          (vii) each Applicable Contract containing covenants that in any way purport to restrict the Acquired Company's business activity or limit the freedom of the Acquired Company to engage in any line of business or to compete with any Person;

          (viii) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

          (ix) each power of attorney that is currently effective and outstanding;

          (x) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Acquired Company to be responsible for consequential damages;

          (xi) each Applicable Contract for capital expenditures in excess of $5,000;

          (xii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Acquired Company other than in the Ordinary Course of Business; and

          (xiii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

Schedule 3.17(a) sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Acquired Company under the Contracts, and the Acquired Company's offices where details relating to the Contracts are located.

     (b) Except as set forth in Schedule 3.17(b) or as is set forth in the Contemplated Transactions:

          (i) no Seller nor any Related Person of Seller has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Acquired Company; and

          (ii) to the Knowledge of Sellers and the Acquired Company, no officer, director, agent, employee, consultant, or contractor of the Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Acquired Company, or (B) assign to the Acquired Company or to any other Person any rights to any invention, improvement, or discovery.

     (c) Except as set forth in Schedule 3.17(c), each Contract identified or required to be identified in Schedule 3.17(a) is in full force and effect and is valid and enforceable in accordance with its terms and that no arrangements exist which are not reflected on the Financial Statements and the Interim Financial Statements, and that no default (with respect to the default of third parties, only to the Knowledge of Sellers) exists under any such agreements.

     (d) Except as set forth in Schedule 3.17(d):

          (i) Acquired Company is, and at all times since January 1, 1995 has been, in full compliance with all applicable terms and requirements of each Contract under which such Acquired Company has or had any obligation or liability in excess of $5,000 or by which such Acquired Company or any of the assets owned or used by such Acquired Company with a value in excess of $5,000 is or was bound;

          (ii) to Sellers' Knowledge, each other Person (other than a Seller) that has or had any obligation or liability under any Contract under which the Acquired Company has or had any rights and involving any obligation or liability in excess of $5,000 is, and at all times since January 1, 1995 has been, in full compliance with all applicable terms and requirements of such Contract;

          (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Acquired Company or other Person (with respect to breaches or violations by third parties, only to the Knowledge of Sellers) the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

          (iv) the Acquired Company has not given to or received from any other Person, at any time since January 1, 1995, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract involving any obligation or liability in excess of $5,000;

     (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Acquired Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

     (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Acquired Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other

Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

     3.18 INSURANCE.

     (a) Sellers have delivered to Buyer:

          (i) true and complete copies of all policies of insurance to which the Acquired Company is a party or under which the Acquired Company, or any director of the Acquired Company, is or has been covered at any time within the three years preceding the date of this Agreement;

          (ii) true and complete copies of all pending applications for policies of insurance; and

          (iii) any statement by the auditor of the Acquired Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

     (b)  Schedule 3.18(b) describes:

          (i) any self-insurance arrangement by or affecting the Acquired Company, including any reserves established thereunder;

          (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Acquired Company; and

          (iii) all obligations of the Acquired Company to provide coverage to third parties (for example, under leases or service agreements) and identifies the policy under which such coverage is provided.

     (c) Schedule 3.18(c) sets forth, by year, for the current policy year and each of the three preceding policy years:

          (i) a summary of the loss experience under each policy;

          (ii) a statement describing each claim under an insurance policy for an amount in excess of $1,000 which sets forth:

               (A)  the name of the claimant;

               (B) a description of the policy by insurer, type of insurance, and period of coverage; and

               (C)  the amount and a brief description of the claim; and

          (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

     (d) Except as set forth on Schedule 3.18(d):

          (i) All policies to which the Acquired Company is a party or that provide coverage to the Acquired Company or officer or director thereof:

               (A)  are valid, outstanding, and enforceable;

               (B) are issued by an insurer that is financially sound and reputable;

               (C) taken together, provide adequate insurance coverage for the assets and the operations of the Acquired Company for all risks to which the Acquired Company is normally exposed;

               (D) are sufficient for compliance with all Legal Requirements and Contracts to which the Acquired Company is a party or by which any of them is bound;

               (E) will continue in full force and effect following the consummation of the Contemplated Transactions; and

               (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Acquired Company.

          (ii) No Seller or the Acquired Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or that the issuer of any policy is not willing or able to perform its obligations thereunder.

          (iii) The Acquired Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which the Acquired Company is a party or that provides coverage to the Acquired Company or director thereof.

          (iv) The Acquired Company has given notice to the insurer of all claims that may be insured thereby.

     3.19 ENVIRONMENTAL MATTERS.  Except as set forth in Schedule 3.19:

     (a) The Acquired Company is, and at all times prior to the date hereof has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. No Seller or the Acquired Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any

Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, or any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the Acquired Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (b) There are no pending or, to the Knowledge of Sellers and the Acquired Company, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Sellers or the Acquired Company has or had an interest.

     (c) No Seller or the Acquired Company has Knowledge of any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any Order, notice, communication, inquiry, warning, citation, summons, directive, or any other indication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the Acquired Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (d) No Seller or the Acquired Company, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health and Safety Liabilities with respect to the Facilities or, to the Knowledge of Sellers and the Acquired Company, with respect to any other properties and assets (whether real, personal, or mixed) in which Sellers or the Acquired Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

     (e) There are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. No Seller, the Acquired Company, any other Person for whose conduct they are or may be held responsible, or to the Knowledge of Sellers and the Acquired Company, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Acquired Company has or had an interest except in full compliance with all applicable Environmental Law.

     (f) There has been no Release or, to the Knowledge of Sellers and the Acquired Company, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Sellers or the Acquired Company has or had an interest, or to the Knowledge of Sellers and the Acquired Company any geologically or hydrologically adjoining property, whether by Sellers, the Acquired Company, or any other Person.

     (g) Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or the Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Sellers, the Acquired Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

     3.20 EMPLOYEES.

     (a) Schedule 3.20(a) contains a complete and accurate list of the following information for each employee director, and officer of the Acquired Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 1995; vacation accrued; and service credited for purposes of vesting and eligibility to participate under, and amounts vested or earned or to which an employee is entitled under, the Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan.

     (b) No former or current employee or current or former officer or director of the Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee, officer or director and any other entity or person ("Proprietary Rights Agreement") that in any way adversely affected, affects, or will affect (i) the performance of his duties as an employee, officer or director of the Acquired Company, or (ii) the ability of the Acquired Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Acquired Company by any such employee or director.

     (c) Schedule 3.20(a) also contains a complete and accurate list of the following information for each retired employee or director of the Acquired Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

     (d) Except as set forth in Schedule 3.20(a), neither the Acquired Company, nor any Person acting directly or indirectly on behalf of the Acquired Company, has any written employment agreements with any Person, or any written compensation plan (excluding those set forth in the Schedule provided under Section 3.20(a) above.

     (e) Except as set forth in Schedule 3.20(e) or as set forth in the Contemplated Transactions, to Sellers' Knowledge, no director, officer, or other key employee of the Acquired Company intends to terminate his employment with the Acquired Company.

     (f) Except as set forth in Schedule 3.20(f), the Acquired Company has not incurred and shall not incur any termination, severance, or similar payment as a result of the Contemplated Transactions.

     3.21 LABOR DISPUTES; COMPLIANCE. The Acquired Company is not and has not been a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and there is not Threatened any strike, slowdown, picketing, work stoppage, labor arbitration or proceeding in respect of the grievance of any employee, application or complaint filed by an employee or union with the National Labor Relations Board, Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor dispute against or affecting the Acquired Company or its premises, and no application for certification of a collective bargaining agent is pending or is Threatened. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Acquired Company, and no such action is contemplated by the Acquired Company. The Acquired Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Acquired Company is not liable for the payment of any taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

     3.22 INTELLECTUAL PROPERTY.

     (a) Intellectual Property Assets. The term "Intellectual Property Assets" includes the following of the Acquired Company:

          (i) all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

          (ii) all patents, patent applications, and inventions and discoveries that be patentable (collectively, "Patents");

          (iii) all copyrights in both published works and unpublished works that are material to the Acquired Company's businesses (collectively, "Copyrights");

          (iv) all rights in mask works (collectively, "Rights in Mask Works"); and

     (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets");

owned, used, or licensed by the Acquired Company as licensee or licensor.

     (b) Agreements.   Schedule 3.22(b) contains a complete and accurate list
and summary description, including any royalties paid or received by the Acquired Company, of all agreements relating to the Intellectual Property Assets to which the Acquired Company is a party or by which the Acquired Company is bound except for any license implied by the sale of a product and perpetual, paid-up licenses for mass market software programs under which the Acquired Company is a licensee. There are no outstanding and, to Sellers' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

     (c) Know-How Necessary for the Business.

          (i) The Intellectual Property Assets are all those necessary for the operation of the Acquired Company's businesses as they are currently conducted. The Acquired Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

          (ii) Except as set forth in Schedule 3.22(c)(ii) all former and current employees of the Acquired Company have executed written Contracts with the Acquired Company that assign to the Acquired Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Acquired Company. No employee of the Acquired Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Acquired Company.

     (d)  Patents.

          (i) Schedule 3.22(d) contains a complete and accurate list and summary description of any Patents owned by Sellers or the Acquired Company and used in the business of the Acquired Company. The Acquired Company is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

          (ii) All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

          (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To Sellers' Knowledge, there is no potentially interfering patent or patent application of any third party.

          (iv) No Patent is infringed or, to Sellers' Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Acquired Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

          (v) All products made, used, or sold under the Patents have been marked with the proper patent notice.

     (e)  Trademarks

          (i) Schedule 3.22(e) contains a complete and accurate list and summary description of all Marks owned or licensed to the Acquired Company. The Acquired Company is the owner of all right, title, and interest in and to each of the Marks owned or licensed to the Acquired Company, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

          (ii) All Marks owned or licensed to the Acquired Company have been registered with the United States Patent and Trademark Office and are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

          (iii) No Mark owned or licensed to the Acquired Company has been or is now involved in any opposition, invalidation, or cancellation and, to Sellers' Knowledge, no such action is Threatened with the respect to any of the Marks.

          (iv) To Sellers' Knowledge, there is no potentially interfering trademark or trademark application of any third party.

          (v) No Mark owned or licensed to the Acquired Company is infringed or, to Sellers' Knowledge, has been challenged or threatened in any way. None of the Marks used by the Acquired Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

     (f)  Copyrights

          (i) Schedule 3.22(f) contains a complete and accurate list and summary description of all copyrights owned or licensed to the Acquired Company. The Acquired Company is the owner of all right, title, and interest in and to each of the Copyrights owned or licensed to the Acquired Company, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

          (ii) All the Copyrights owned or licensed to the Acquired Company have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

          (iii) No Copyright owned or licensed to the Acquired Company is infringed or, to Sellers' Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights owned or licensed to the Acquired Company infringes or is alleged to infringe any copyright of any third party.

     (g)  Trade Secrets

          (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the special knowledge or memory of others.

          (ii) Sellers and the Acquired Company have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

          (iii) The Acquired Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Sellers' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Acquired Company) or to the detriment of the Acquired Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

     3.23 CERTAIN PAYMENTS. Neither the Acquired Company, Seller or director, officer, agent, nor employee of the Acquired Company or Seller, nor any other Person associated with or acting for or on behalf of the Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Acquired Company or any Affiliate of the Acquired Company, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Company.

     3.24 DISCLOSURE.

     (a) No representation or warranty of Sellers in this Agreement and no statement in the schedules and exhibits omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

     (c) There is no fact known to any Seller that has specific application to any Seller or the Acquired Company (other than general economic or industry conditions) and that materially adversely affects or, as far as any Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Acquired Company (on a consolidated basis) that has not been set forth in this Agreement or its Exhibits and Schedules.

     3.25 RELATIONSHIPS WITH RELATED PERSONS. Except as set forth in Schedule 3.25, no Seller or any Related Person of Sellers or of the Acquired Company has, or has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Company's business. No Seller or any Related Person of Sellers or of the Acquired Company owns, or has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (i) had business dealings or a material financial interest in any transaction with the Acquired Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Acquired Company at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with the Acquired Company with respect to any line of the products or services of the Acquired Company (a "Competing Business") in any market presently served by the Acquired Company. Except as set forth in Schedule 3.25, no Seller or any Related Person of Sellers or of the Acquired Company is a party to any Contract with, or has any claim or right against, the Acquired Company.

     3.26 INVESTMENT REPRESENTATIONS.

     (a) Sellers are acquiring the IOI Securities to be issued to Sellers as purchase price consideration, in accordance with this Agreement, for their own account for investment and not with a view toward, or for sale in connection with, any distribution thereof, and have no present or contemplated agreement, undertaking, arrangement, indebtedness or commitment providing for the disposition thereof, except in accordance with a distribution thereof registered under the Securities Act.

     (b) Sellers understand that because the IOI Securities to be issued have not been registered under the Securities Act, Sellers cannot dispose of any or all of such IOI Securities unless such IOI Securities are subsequently registered under the Securities Act or exemptions from such registration are available. Sellers further understand that IOI may, as a condition to the transfer of any of such IOI Securities, require that the request for transfer be accompanied by an opinion of counsel, in form and substance satisfactory to IOI, to the effect that the proposed transfer does not result in a violation of the Securities Act, unless such transfer is covered by an effective registration statement under the Securities Act. Sellers acknowledge and understand that the certificates for the IOI Securities will bear a legend substantially to such effect. Sellers acknowledge and understand that Sellers have no independent right to require IOI to register the IOI Securities.

     (c) Each Seller either alone or together with their representatives is knowledgeable and experienced in business and financial matters and capable of evaluating the merits and risks of the investment in such IOI Securities, is able to bear the economic risk of loss of its investment in IOI, has been granted the opportunity to make a thorough investigation of the affairs of IOI, and has availed himself of such opportunity either directly or through authorized representatives.

     (d) Each Seller has been advised that such IOI Securities have not been and are not being registered under the Securities Act or under the "blue sky" laws of any jurisdiction and that IOI in issuing such IOI Securities is relying upon, among other things, the representations and warranties of Sellers contained in this Section 3.26 in concluding that each such issuance is a "private offering" and does not require compliance with the registration provisions of the Securities Act.

     (e)  Each Seller is an individual.

     (f) Each Seller has read the Private Placement Memorandum attached as
Exhibit 3.26(f)(i) and the IOI securities filings attached as Exhibit 3.26(f)(ii) (the "IOI Securities Filings") and has had an opportunity to ask questions of and receive answers from IOI or a person or persons acting on IOI's behalf, concerning the IOI Securities (consideration, etc.) investment, and all such questions have been answered to each Seller's full satisfaction. Each Seller has had an opportunity to obtain all additional information necessary to verify the accuracy of the foregoing. No Seller has received representations or warranties (other than any contained in this Agreement) from IOI or any of its affiliates, employees or agents, and, in making their investment decision, each Seller is relying solely on the information contained in the Private Placement Memorandum and the IOI Securities Filings and investigations made by Sellers.

     (g) Each Seller has been delivered the statement required by Section 207(m) of the Pennsylvania Securities Act (Exhibit 3.26(g)).

     3.27 BROKERS OR FINDERS.   Sellers and their agents have incurred no
obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     4.   REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents to Sellers as follows:

     4.1 ORGANIZATION AND GOOD STANDING. Buyer is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

     4.2  AUTHORITY; NO CONFLICT.

     (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of this Agreement (together with any other required agreements to be signed and delivered at Closing, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform their obligations under this Agreement and the Buyer's Closing Documents.

     (b) Except as set forth in Schedule 4.2 (b), neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

          (i) any provisions of Buyer's Organizational Documents;

          (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

          (iii)  any Legal Requirement or Order to which Buyer may be subject;
     or

          (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

Except as set forth in Schedule 4.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     4.3 INVESTMENT INTENT. Buyer is acquiring the Acquired Company's stock for its own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act.

     4.4 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

     4.5 BROKERS OR FINDERS. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

     4.6 CAPITAL STOCK. The Company's authorized and issued capital stock is as described in the Private Placement Memorandum attached as Exhibit 3.26(f)(i). The IOI Securities, have been duly authorized and validly issued.

     4.7  SEC FILINGS; FINANCIAL INFORMATION.

     (a) Buyer has filed with the SEC and made available to the Sellers the IOI Securities Filings. The IOI Securities Filings (i) were prepared in all material respects in accordance with the requirements of the Securities Act and
(ii) did not at the time of filing (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the IOI Securities Filings was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of the Buyer and its consolidated subsidiaries as at the respective dates thereof and the consolidated statements of income and case flows for the periods indicated.

     4.8 NO MATERIAL ADVERSE CHANGE. Except as disclosed in Schedule 4.8, since the date of the last audited financial statement contained in the IOI Securities Filings there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Buyer, and no event has occurred or circumstance exists that may result in such a material adverse change.

     4.9  DISCLOSURE.

     (a) No representation or warranty of Buyer in this Agreement and no statement in the schedules and exhibits omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     (b) No notice given pursuant to Section 6.3 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

     (c) There is no fact known to Buyer that has specific application to the Buyer (other than general economic or industry conditions) and that materially adversely affects or, as far as any Buyer can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of Buyer (on a consolidated basis) that has not been set forth in this Agreement or its Exhibits and Schedules.

     5.   COVENANTS OF SELLERS PRIOR TO CLOSING DATE

     5.1 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Acquired Company and its Representatives to, (a) afford Buyer and its Representatives (collectively, "Buyer's Advisors") full and free access to each Acquired Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

     5.2 OPERATION OF THE BUSINESS OF THE ACQUIRED COMPANY. Other than as set forth in the Contemplated Transactions, between the date of this Agreement and the Closing Date, Sellers will, and will cause the Acquired Company to:

     (a) conduct the business of the Acquired Company only in the Ordinary Course of Business (except as set forth in the Contemplated Transactions);

     (b) use their Best Efforts to preserve intact the current business organization of the Acquired Company, keep available the services of the current officers, employees, and agents of the Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Acquired Company;

     (c) confer with Buyer concerning operational matters of a material nature; and

     (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Acquired Company.

     5.3 NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause the Acquired Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

     5.4 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Sellers will, and will cause the Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Acquired Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Schedule 4.2 (including taking all actions requested by Buyer to cause early termination of any applicable waiting period under the HSR Act).

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

     5.5 NOTIFICATION. Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Sellers or the Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Seller or the Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in any schedule or exhibit if the schedule or exhibit were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Schedule specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

     5.6 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS. Except as expressly provided in Exhibit 5.6 hereto, Sellers will cause all indebtedness of any Related Person to the Acquired Company to be paid in full prior to Closing.

     5.7 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Section 9, Sellers will not, and will cause the Acquired Company and each of its Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the (1) sale of the business or assets (other than in the Ordinary Course of Business or as set forth in the Contemplated Transactions) of the Acquired Company; (2) sale of any of the capital stock or interest of the Acquired Company other than as set forth in the Contemplated Transactions; (3) any merger, consolidation, business combination, or similar transaction involving the Acquired Company, the management of all or part of the Acquired Company, Medical Practice, or Sellers; or (4) any business arrangement similar to any part of the Contemplated Transactions.

     5.8 ACQUISITION AUDIT. Sellers shall obtain an acquisition audit prior to Closing consisting of the Financial Statements and Interim Financial Statements of the Acquired Company as described in Section 3.4 audited by certified public accountants of a firm that is admitted to practice before the Securities and Exchange Commission. The Financial Statements and Interim Financial Statements shall be sufficient to support IOI's 8K financial disclosure requirements. The costs and expenses of this acquisition audit shall be borne entirely by Sellers unless the Contemplated Transactions are all consummated, in which case the costs and expenses shall be borne entirely by the Buyer.

     5.9 TERMINATION OF EMPLOYEE PLANS. Sellers shall cause the Acquired Company to terminate all Company Plans, Company Other Benefit Obligations, Pension Plan, Plan, Qualified Plan, Title IV Plans, and Welfare Plans, or to transfer all liabilities and obligations to the Medical Practice of such plans and obligations, on or before the Closing Date. Sellers shall bear all costs associated with such terminations and shall undertake all filings required with such actions.

     5.10 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

     6.   COVENANTS OF BUYER PRIOR TO CLOSING DATE

     6.1 APPROVALS OF GOVERNMENTAL BODIES. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR
Act). Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers in obtaining all consents identified in Schedule 3.2; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of their businesses or to incur any other burden to obtain a Governmental Authorization.

     6.2 BEST EFFORTS. Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

     6.3 NOTIFICATION. Between the date of this Agreement and the Closing Date, Buyer will promptly notify each Seller in writing if Buyer becomes aware of any fact or condition that causes or constitutes a Breach of any of Buyers' representations and warranties as of the date of this Agreement, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in any schedule or exhibit if the schedule or exhibit were dated the date of the occurrence or discovery of any such fact or condition, Buyer will promptly deliver to Sellers a supplement to the Schedule specifying such change. During the same period, Buyer will promptly notify Sellers of the occurrence of any Breach of any covenant of Buyer in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 8 impossible or unlikely.

     6.4 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, Buyer will, and will cause its Representatives to, (a) afford Seller and its Representatives (collectively, "Seller's Advisors") full and free access to IOI Securities Filings and (b) furnish Sellers and Seller's Advisors with copies of all such IOI Securities Filings as Sellers may reasonably request.

     7.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     7.1  ACCURACY OF REPRESENTATIONS.

     (a) All of Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Schedule.

     (b) Each of Sellers' representations and warranties in Sections 3.3, 3.4, 3.12, and 3.24 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Schedule.

     7.2  SELLER'S PERFORMANCE.

     (a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

     (b) Each Seller must have delivered each of the documents required to be delivered by such Seller pursuant to Section 2.3(a), and each of the other covenants and obligations in Sections 5.4 and 5.8 must have been performed and complied with in all respects.

     7.3 CONSENTS. Each of the Consents identified in Schedule 3.2, and each of the Consents identified in Schedule 4.2, must have been obtained and must be in full force and effect.

     7.4 ADDITIONAL DOCUMENTS. Sellers must have caused the following documents to be delivered to Buyer:

     (a) an opinion of Sellers' counsel, dated the Closing Date, in the form of
Exhibit 7.4(a);

     (b) assignment of the office lease for Granite Run Corporate Center, executed by the Acquired Company and Existing Practice;

     (c) landlord's consent and estoppel certificate executed on behalf of Granite Properties, dated as of a date not more than _____ days prior to the Closing Date; each in the form of Exhibit 7.4(c);

     (d) assignment of the office sublease for Health South Holdings, Inc., executed by the Acquired Company and Existing Practice;

     (e) sublessee's consent and estoppel certificate executed on behalf of Lancaster Orthopedic Group, Inc., dated as of a date not more than ___ days prior to the Closing Date, each in the form of Exhibit 7.4(e);

     (f) assignment of the office lease for Medical Office Building, Lancaster General Hospital, from the Acquired Company to the Medical Practice;

     (g) assignment of the office sharing agreement for Ephrata Medical Office Building, executed by the Acquired Company and Existing Practice;

     (h) landlord's consent and estoppel certificate executed on behalf of Charles Evans dated as of a date not more than ______ days prior to the Closing Date, each in the form of Exhibit 7.4(i);

     (i) assignment of the office lease for Willow Valley executed by the Acquired Company and Existing Practice.

     (j) such other documents as Buyer may reasonably request for the purpose of
(i) enabling its counsel to provide the opinion referred to in Section 8.4(a),
(ii) evidencing the accuracy of any of Sellers' representations and warranties,
(iii) evidencing the performance by Sellers of, or the compliance by Sellers with, any covenant or obligation required to be performed or complied with by such Seller, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

     7.5 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

     7.6 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. There must not have been made or Threatened by any Person any claim asserting that such Person
(a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Acquired Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

     7.7 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

     8.   CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

     Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

     8.1  ACCURACY OF REPRESENTATIONS.

     (a) All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     (b) Each of Sellers' representations and warranties in Sections 4.7, 4.8 and 4.9 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Schedule.

     8.2  BUYER'S PERFORMANCE.

     (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

     (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.3 and must have delivered the Acquisition Price required to be made by Buyer pursuant to Sections 2.1.

     8.3 CONSENTS. Each of the Consents identified in Schedule 3.2 must have been obtained and must be in full force and effect.

     8.4 ADDITIONAL DOCUMENTS. Buyer must have caused the following documents to be delivered to Sellers:

     (a) an opinion of Buyer's counsel, dated the Closing Date, in the form of
Exhibit 8.4(a); and

     (b) such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer,
(iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer,
(iv) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

     8.5 NO INJUNCTION. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

     9.   TERMINATION

     9.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

     (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

     (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or

          (ii) by Sellers, if any of the conditions in Section 8 have not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

     (c) by mutual consent of Buyer and Sellers; or

     (d) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 31, 1997 or such later date as the parties may agree upon.

     9.2  EFFECT OF TERMINATION.  Each party's right of termination under
Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.2, 11.3 and 11.17 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

     10.  INDEMNIFICATION; REMEDIES

     10.1 SURVIVAL. All representations, warranties, covenants, and obligations in this Agreement, the schedules and exhibits, the supplements to the schedules and exhibits, the certificate delivered pursuant to Section 7.4(b), and any other certificate or document delivered pursuant to this Agreement will survive the Closing; the right to indemnification, reimbursement, or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any actual knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of the Agreement or the Closing Date, about the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement, or other remedy based on such representations, warranties, covenants, and obligations.

     10.2 INDEMNIFICATION AND REIMBURSEMENT BY SELLERS. Sellers, jointly and severally, in solidarity (other than with respect to Sections 3.3 and 3.26 relating to each individual Seller's shares of the Acquired Company, which shall be made on a several, but not joint basis), will indemnify and hold harmless Buyer, the Acquired Company, and its respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons"), and will reimburse the Indemnified Persons, for any loss, liability, claim, damage, (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising from or in connection with:

     (a) any Breach of any representation or warranty made by Sellers in this Agreement (without giving effect to any supplement to the schedules or exhibits), the schedules and exhibits, the supplements to the Schedule, the certificate delivered pursuant to Section 2.3(a)(xi) (for this purpose, that certificate will be deemed to have stated that Sellers' representations and warranties in this Agreement are accurate as of the Closing Date as if made on the Closing Date without giving effect to any supplement to the schedules and exhibits, unless the certificate expressly stated that the matters disclosed in a supplement have caused the condition specified in Section 7.1 not to be satisfied), or any other certificate or document delivered by Sellers pursuant to this Agreement;

     (b) any Breach by any Seller of any covenant or obligation of such Seller in this Agreement;

     (c) any product sold by or any services provided by the Acquired Company, including the Existing Practice, on or before the Closing Date;

     (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such

Person with any Seller or the Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions; or

     (e) all obligations and liabilities known or unknown, contingent or otherwise, relating in any way to the operation of the Existing Practice on or before the Closing Date except for those liabilities expressly assumed by Buyer under Section 2.1(d).

     The remedies provided in this Section 10.2 for covenants of either party will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons but will be exclusive with respect to representations and warranties.

     10.3 INDEMNIFICATION AND REIMBURSEMENT BY SELLERS - ENVIRONMENTAL MATTERS. In addition to the provisions of Section 10.2, Sellers, jointly and severally, in solidarity, will indemnify and hold harmless Buyer, the Acquired Company, and the other Indemnified Persons, and will reimburse Buyer, the Acquired Company, and any other Indemnified Person, for any Damages (including costs of cleanup, containment, or other remediation) arising from or in connection with:

     (a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which Sellers or the Acquired Company has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or (ii)
(A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by Sellers or the Acquired Company or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by Sellers or the Acquired Company or by any other Person for whose conduct they are or may be held responsible; or

     (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of Sellers or the Acquired Company or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of the Acquired Company prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Closing Date) or (ii) Released or allegedly Released by Sellers or the Acquired Company or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

Buyer will be entitled to control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 10.3. The procedure described in Section 10.9 will apply to any claim solely for monetary damages relating to a matter covered by this Section 10.3.

     10.4 INDEMNIFICATION AND REIMBURSEMENT BY BUYER. Buyer will indemnify and hold harmless Sellers, and will reimburse Sellers, for any Damages arising from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions, or (d) any product sold by or any services provided by the Acquired Company, including the Existing Practice, after the Closing Date.

     10.5 TIME LIMITATIONS. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before two years after the Closing Date Buyer is given notice of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers. If the Closing occurs, Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before two years after the Closing Date Sellers are given notice of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer except that Buyer may make a claim against Sellers at any time with respect to any representation or warranty of Sellers or covenant or obligation to be performed by Sellers contained in Sections 3.2(a), 3.2(b)(i), (iv) and (vi), 3.2(c), 3.3, 3.11, 3.13, and 3.19.

     10.6 LIMITATIONS ON AMOUNT - SELLERS. Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in clause
(a), (c) or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause (b) of Section 10.2 until the total of all Damages with respect to such matters exceeds $50,000, and then only for the amount by which such Damages exceed $50,000. However, this Section 10.6 will not apply to any Breach of any of Sellers' representations and warranties of which any Seller had actual knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by any Seller of any covenant or obligation. Notwithstanding anything in this Agreement to the contrary, no individual Seller shall be liable in an amount greater than the value of the Acquisition Price allocated to Seller as set forth in Section 2.1(a) through
(d).  For purposes of this Section, the value of the liabilities assumed under
Section 2.1(d) shall be allocated among the Sellers in the same proportion as the cash component of the Acquisition Price set forth in Section 2.1(c).

     10.7 LIMITATIONS ON AMOUNT - BUYER. Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in clause
(a) or (b) of Section 10.4 until the total of all Damages with respect to such matters exceeds $50,000, and then only for the amount by which such Damages exceed $50,000. However, this
Section 10.7 will not apply to any intentional Breach of any of Buyer's representations and warranties of which Buyer had actual knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches.

     10.8 PROCEDURE FOR INDEMNIFICATION - DIRECT CLAIMS. Upon notice to the party from whom indemnification is sought, specifying in reasonable detail the basis for such claim, the party seeking indemnification may make demand upon the party from whom indemnification is sought to indemnify the other for any undisclosed liability or obligation or cost of any undisclosed litigation or losses related thereto, to the party seeking indemnification may be entitled under this Section 10, on a dollar-for-dollar basis. Such claims shall be paid within 30 days of demand having been made therefor by the party seeking indemnification. If any disagreement exists regarding the validity or amount of any such claims, they shall be resolved by submission of such disagreement to binding arbitration conducted in accordance with the rules of the American Arbitration Association and to be conducted in Houston, Texas if the party seeking indemnification is a Seller, or Lancaster, Pennsylvania if the party seeking indemnification is Buyer. Neither the exercise of nor the failure to exercise such right of claim or to give a notice of a Claim will constitute an election of remedies for covenants of either party or limit the party seeking indemnification in any manner in the enforcement of any other remedies for covenants of either party that may be available to them, but the successful exercise of such right will be the exclusive remedy with respect to representations and warranties.

     10.9 PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS.

     (a) Promptly after receipt by an indemnified party under Section 10.2, 10.4, or (to the extent provided in the last sentence of Section 10.3) Section
10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying part of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

     (b) If any Proceeding referred to in Section 10.9(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding, or (iii) a substantial portion of the claim(s) are not subject to indemnification), to assume the defense of such Proceeding and provide indemnification with counsel satisfactory to the indemnified party and, after notice from the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnifying party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

     (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     (d) Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

     11.  GENERAL PROVISIONS

     11.1 NONCOMPETITION. Sellers recognize that Buyer's decision to enter into this Agreement is induced primarily because of the covenants and assurances made by Sellers in this Agreement; that Sellers' covenant not to compete is necessary to ensure the continuation of the business and the reputation of Buyer; and that irrevocable harm and damage will be done to Buyer if Sellers compete with Buyer within certain specified areas. Therefore, in consideration of the promises of Buyer in this Agreement, Sellers covenant and agree that during the term of the Management Services Agreement, and for a period of one (1) year after the termination or expiration of the Management Services Agreement, Sellers, through Medical Practice or individually, shall not directly or indirectly own, manage, operate, control, or be otherwise associated with, participate in the management or control of, be employed by, consult with, lend funds to, lend Sellers' Medical Practice's name to, receive any remuneration from or maintain any interest whatsoever in any enterprise having to do with the provision, distribution, marketing, promotion, or advertising of any type of management or administrative services or products to third parties in competition with the Buyer within a thirty (30) mile radius of any current or future facility from which Medical Practice provides Medical Services (the "Medical Practice Area").

     If any Seller shall breach any obligation of this Section, in addition to any other remedies available under this Agreement, at law or in equity, Buyer shall be entitled to enforce this Agreement by injunctive relief and by specific performance of this Agreement, such relief to be without the necessity of posting a bond, cash or otherwise. Sellers acknowledge the damages that would result from a violation of this Section 11 would be One Hundred Thousand Dollars ($100,000.00) per breaching Seller. The breaching Seller(s) shall pay to Buyer in cash this amount within thirty (30) days after Buyer notifies the breaching Seller(s) of the breach of this Section 11 or after a final binding judgement.

     If any provision of this restrictive covenant is held by a court of competent jurisdiction to be unenforceable due to an excessive time period, geographic area, or restricted activity, the restrictive covenant shall be reformed to comply with the time period, geographic area, or restricted activity that would be held enforceable.

     11.2 EXPENSES. Except as otherwise set forth in this Agreement, each party to this Agreement will pay its own expenses and disbursements and its own agents, representatives, and accountants. Each party shall pay its own HSR Act filing fees, if any. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     11.3 PUBLIC ANNOUNCEMENTS. Except for required legal filings, any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer and Sellers mutually determine. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Acquired Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Acquired Company's employees, customers, and supplies and others having dealings with the Acquired Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

     11.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been fully given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     IOI:           Integrated Orthopaedics, Inc.
                    5858 Westheimer, Suite 500
                    Houston, Texas  77057
                    Attention: President
                    Facsimile Number: (713) 361-2000

                    Lancaster Orthopedic Group, P.C.
                    231 Granite Run Drive
                    Lancaster, PA  17601-6816
                    Facsimile Number: (717) 560-4159

     11.5 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Texas, County of Harris, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     11.6 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     11.7 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     11.8 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     11.9 SCHEDULES AND EXHIBITS.

     In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representative or warranty), the statements in the body of this Agreement will control.

     11.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Sellers may not assign any of their rights under this Agreement without the prior consent of Buyer, which will not be unreasonably withheld. Buyer may assign any of its rights under this Agreement upon (1) the merger, consolidation, or sale of substantially all the assets of Buyer or (2) the consent of the Joint Policy Board as that term is used in the Management Services Agreement. Buyer may assign this Agreement without the consent of Sellers to entities owned or controlled by Buyer, owning or controlling Buyer, or under common control or ownership with Buyer. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     11.11 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     11.12 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Sections" refer to the corresponding Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     11.13 TIME OF ESSENCE. With regard to all dates and tie periods set forth or referred to in this Agreement, time is of the essence.

     11.14 GOVERNING LAW. This Agreement will be governed by and construed under the laws of the State of Texas without regard to conflicts of laws principles.

     11.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     11.16 TAX RETURNS. Sellers shall file or cause to be filed a final United States federal tax return for the Acquired Company up through the Closing Date within the legally required time period for such filing (including any extensions) following the Closing Date and shall deliver to Buyer a certified copy of the return and all workpapers within ten (10) working days of the such filing.

     11.17 CONFIDENTIALITY. Through oral and written communications, Buyer and Sellers will provide to each other business and other information. There will be disclosing parties and recipients of such information as those terms are used below. The term "information" shall mean all information that the disclosing party has furnished or is furnishing to the recipient, whether furnished before or after the date of this Agreement, whether tangible or intangible and in whatever form or medium provided, as well as all information generated by the recipient or by its representatives, as defined below, that contains, reflects to, or is derived from the furnished information. In consideration of the disclosure to each other of information, the recipient agrees that it will keep the information confidential and that the information will not, without the prior written consent of the disclosing party, be disclosed by the recipient or by its officers, directors, partners, employees, affiliates, agents, or representatives (collectively, "representative"), in any manner whatsoever, in whole or in part. The recipient agrees to receive and review this information in strict confidence and not to use the information in any manner other than necessary for the conduct of discussions hereunder. The recipient will take all reasonable precautions to avoid unauthorized disclosures of such information and knowledge derived therefrom and to safeguard the confidential nature of such information. The recipient agrees not to duplicate or make copies of any documents concerning the information furnished pursuant to this Agreement except as necessary. Moreover, the recipient agrees to transmit the information only to such of its representatives who need to know the information for the sole purpose of assisting the recipient in evaluating the transaction, who are informed of this Agreement, and who agree to be bound by the terms hereof as if a party hereto.

     Buyer is a publicly traded company and may disclose such information as is required by its obligations under the Securities Act and other laws.

     11.18 WILLOW VALLEY. Within sixty (60) days of Closing, Sellers shall deliver to Buyer the following:

          (a) assignment of the office lease for Willow Valley executed by the Acquired Company and Existing Practice, in the form of Exhibit 11.18(a);

          (b) landlord's consent and estoppel certificate executed on behalf of _______ ______________, dated as of a date not after the Closing Date, each in the form of Exhibit 11.18(b).

     11.19 PENNSYLVANIA SECURITIES LAWS. Sellers shall not, except in accordance with Regulation 204.011 of the Pennsylvania Securities Act, sell IOI Common Stock received as Acquisition Price within twelve months of its purchase.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              INTEGRATED ORTHOPAEDICS, INC.

                              By: /s/ Ronald E. Pierce
                                 -----------------------------------------
                                    Ronald E. Pierce
                                    President  and Chief Operating Officer


WAYNE CONRAD, M.D.                  /s/ Wayne Conrad, M.D.


J. PAUL LYET, M.D.                  /s/ J. Paul Lyet, M.D.


TIMOTHY TYMON, M.D.                 /s/ Timothy Tymon, M.D.


RAYMOND PEART, M.D.                 /s/ Raymond Peart, M.D.


I. STANLEY PORTER, M.D.             /s/ I. Stanley Porter, M.D.


GARY ZARTMAN, M.D.                  /s/ Gary Zartman, M.D.


MARK K. PEREZOUS, M.D.              /s/ Mark K. Perezous, M.D.



The undersigned, Karen Conrad, spouse of Wayne Conrad, M.D., only for the purpose of conveying any and all property interest that she may have in the Acquired Company, hereby agrees to join in the execution of this Stock Purchase Agreement and in such other conveyance documents as are necessary or desirable to convey all of her interests in the Acquired Company to IOI.


                              Karen Conrad
                              ----------------------------------
                              Print Name

                              /s/ Karen Conrad
                              ----------------------------------
                              Signature

The undersigned, Kathleen Lyet, spouse of J. Paul Lyet, M.D., only for the purpose of conveying any and all property interest that she may have in the Acquired Company, hereby agrees to join in the execution of this Stock Purchase Agreement and in such other conveyance documents as are necessary or desirable to convey all of her interests in the Acquired Company to IOI.


                              Kathleen Lyet
                              ----------------------------------
                              Print Name

                              /s/ Kathleen Lyet
                              ----------------------------------
                              Signature


The undersigned, Eileen Tymon, spouse of Timothy Tymon, M.D., only for the purpose of conveying any and all property interest that she may have in the Acquired Company, hereby agrees to join in the execution of this Stock Purchase Agreement and in such other conveyance documents as are necessary or desirable to convey all of her interests in the Acquired Company to IOI.


                              Eileen Tymon
                              ----------------------------------
                              Print Name

                              /s/ Eileen Tymon
                              ----------------------------------
                              Signature


The undersigned, Pamela Koch, spouse of Raymond Peart, M.D., only for the purpose of conveying any and all property interest that she may have in the Acquired Company, hereby agrees to join in the execution of this Stock Purchase Agreement and in such other conveyance documents as are necessary or desirable to convey all of her interests in the Acquired Company to IOI.


                              Pamela Koch
                              ----------------------------------
                              Print Name

                              /s/ Pamela Koch
                              ----------------------------------
                              Signature

The undersigned, Paula Porter, spouse of I. Stanley Porter, M.D., only for the purpose of conveying any and all property interest that she may have in the Acquired Company, hereby agrees to join in the execution of this Stock Purchase Agreement and in such other conveyance documents as are necessary or desirable to convey all of her interests in the Acquired Company to IOI.


                              Paula Porter
                              ----------------------------------
                              Print Name

                              /s/ Paula Porter
                              ----------------------------------
                              Signature


The undersigned, Judy Zartman, spouse of Gary Zartman, M.D., only for the purpose of conveying any and all property interest that she may have in the Acquired Company, hereby agrees to join in the execution of this Stock Purchase Agreement and in such other conveyance documents as are necessary or desirable to convey all of her interests in the Acquired Company to IOI.


                              Judy Zartman
                              ----------------------------------
                              Print Name

                              /s/ Judy Zartman
                              ----------------------------------
                              Signature


The undersigned, Stephanie Perezous, spouse of Mark K. Perezous, M.D., only for the purpose of conveying any and all property interest that she may have in the Acquired Company, hereby agrees to join in the execution of this Stock Purchase Agreement and in such other conveyance documents as are necessary or desirable to convey all of her interests in the Acquired Company to IOI.


                              Stephanie Perezous
                              ----------------------------------
                              Print Name

                              /s/ Stephanie Perezous
                              ----------------------------------
                              Signature